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                                                                    EXHIBIT 23.6

                 CONSENT OF WESSELS, ARNOLD & HENDERSON, L.L.C.

    We hereby consent to the inclusion in the Proxy Statement/Prospectus of 3Com Corporation and Chipcom Corporation, forming part of this Registration Statement on Form S-4, of our opinion dated July 26, 1995, to the Board of Directors of Chipcom Corporation attached as Annex B to such Proxy Statement/Prospectus and to the references of our opinion under the captions "Summary -- Opinion of Financial Advisor to Chipcom" and "The Merger -- Opinion of Financial Advisor to Chipcom." In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 under the rules and regulations of the Securities and Exchange Commission thereunder.

                                          WESSELS, ARNOLD & HENDERSON, L.L.C.
                                          By: /s/ Bryson Hollimon
                                          --------------------------------------
                                             Managing Director

                                          Dated: August 29, 1995